Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Criteo S.A.
Paris, France

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated March 1, 2017, relating to the financial statements of Criteo S.A. and its subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/S/ DELOITTE & ASSOCIES
Represented by Anthony Maarek
Neuilly-sur-Seine, France
July 26, 2017